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                                                                    EXHIBIT 4(g)

                              SECOND AMENDMENT TO
                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT (herein called the "Amendment") made as of the 13th day of June, 1995, by and among Holly Corporation ("Borrower"), Navajo Refining Company ("Navajo"), Holly Petroleum, Inc. ("Holly Petroleum"), Navajo Pipeline Co. ("Navajo Pipeline"), Navajo Holdings, Inc. ("Navajo Holdings"), Lea Refining Company ("Lea"), Navajo Western Asphalt Company ("Navajo Western"), Montana Refining Company, A Partnership ("Montana") and Navajo Crude Oil Marketing Company ("Navajo Crude"), (Navajo, Holly Petroleum, Navajo Pipeline, Navajo Holdings, Lea, Navajo Western and Navajo Crude collectively referred to herein as "Guarantors"), NationsBank of Texas, N.A., as Agent ("Agent"), and NationsBank of Texas, N.A., Banque Paribas, The First National Bank of Boston, and The Bank of Nova Scotia (collectively, "Lenders"),

                              W I T N E S S E T H:

         WHEREAS, Borrower, Guarantors, Montana, Agent and Lenders have entered into that certain First Amended and Restated Credit Agreement dated as of July 23, 1993, as amended by that certain First Amendment to First Amended and Restated Credit Agreement dated as of April 7, 1994 (as so amended, the "Original Agreement") for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

         WHEREAS, Borrower, Guarantors, Montana, Navajo Crude, Agent and Lenders desire to amend the Original Agreement for the purposes expressed herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower and of the letters of credit which may hereafter be issued, extended and renewed by Lenders for the account of Borrower and for the account of Montana, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           DEFINITIONS AND REFERENCES

         Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the original





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Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

                 "Amendment" shall mean this Second Amendment to First Amended and Restated Credit Agreement.

                 "Credit Agreement" shall mean the Original Agreement as amended hereby.

                                  ARTICLE II.

                        AMENDMENTS TO ORIGINAL AGREEMENT

         Section 2.1. Defined Terms. The definition of "Maturity Date" in
Section 1.1 of the Original Agreement is hereby amended in its entirety to read as follows:

                 "Maturity Date. August 1, 1997."

         The definition of "Guaranty" in Section 1.1. of the original Agreement is hereby amended in its entirety to read as follows:

                 "Guaranty. The Guaranty dated as of July 30, 1991, made by the Guarantors for the benefit of the Lenders and Agent, as supplemented by the First Supplement to Guaranty dated as of February 20, 1992, and the Second Supplement to Guaranty dated as of April 7, 1994, and as may be further amended, renewed, confirmed, ratified or supplemented from time to time."

         The following definition of "LIFO Ratio" is hereby added to Section
1.1 of the Original Agreement immediately following the definition of "LIFO."

                 "LIFO Ratio. As of the last day of any Fiscal Quarter, the ratio of Consolidated LIFO Earnings before Interest and Taxes for the four complete Fiscal Quarters then ending to Interest Charges for such period."

         The following definition of "Minimum Working Capital Requirements" is hereby added to Section 1.1 of the Original Agreement immediately following the definition of "Maximum Rate."

                 "Minimum Working Capital Requirements. The Minimum Working Capital Requirements shall be satisfied at any time when Consolidated Current Assets, minus Consolidated Current Liabilities equals or exceeds Fifteen Million Dollars ($15,000,000), except that (i) the minimum working capital Requirements shall be satisfied in each of year 1994 and year 1995, during the period from and including April 30





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         until but excluding the Private Placement Date, only if Consolidated
         Current Assets minus Consolidated Current Liabilities equals or exceed Twenty-One Million Dollars ($21,000,000) and (ii) the Minimum Working Capital Requirements shall be satisfied in each year commencing 1996, during that period from and including April 30 until but excluding the Private Placement Date, only if Consolidated Current Assets minus Consolidated Current Liabilities equals or exceeds Thirty Million Dollars ($30,000,000). For purposes of this paragraph, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement which are required to be repaid within one year from the time of calculation."

         Section 2.2. Investments. Section 7.3(j) of the original
Agreement is hereby amended in its entirety to read as follows:

                 "(j) Investments other than Investments described in subsections 7.3(a)-(i) at any time outstanding in an amount not to exceed in the aggregate at any time the sum of Five Million Dollars ($5,000,000) plus the amount of Distributions which could then be made pursuant to Section 7.4(b)(iii), without giving effect to clauses
         (b)(i) and (ii) of Section 7.4; provided that no such Investment shall be made unless at the time such Investment is made the Continuing Performance Level for the immediately preceding Fiscal Quarter has been achieved."

         Section 2.3. Distributions. Section 7.4 of the Original
Agreement is hereby amended in its entirety to read as follows:

                 "Section 7.4. Distributions. Borrower shall make no Distribution unless (i) at the time such Distribution is made, the LIFO Ratio (calculated as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such Distribution is made) is equal to or greater than 2.0 to 1.0 and (ii) immediately after giving effect to any such Distribution, each of the Related Persons and Montana shall be in compliance with all of its covenants hereunder and no Default or Event of Default shall have occurred and be continuing (collectively, the "Distribution Conditions"). If all of the Distribution Conditions are satisfied, Borrower may make Distributions as follows:

                 (a) Borrower may make Distributions in an amount not to exceed $5,000,000 in the aggregate during any Fiscal Year; and

                 (b) Borrower may make Distributions in excess of $5,000,000 during any Fiscal Year so long as (i) the LIFO Ratio (calculated as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter in which such Distribution is made) is equal to or greater than 3.5 to 1.0, and (ii) the Minimum Working Capital Requirements are





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         satisfied, and (iii) during any period in which Consolidated FIFO Net
         Worth does not equal or exceed Fifty Million Dollars ($50,000,000), the amount of all Distributions made prior to and on the date of distribution, when added to the aggregate amount of Investments made prior to the date of distribution under Section 7.3(j) in excess of $5,000,000, shall not exceed the sum of 60% of Cumulative Consolidated Net Income; and during any period in which Consolidated FIFO Net Worth equals or exceeds Fifty Million Dollars ($50,000,000), the amount of all Distributions made prior to and on the date of distribution when added to the aggregate amount of Investments made prior to the date of distribution under Section 7.3(j) in excess of $5,000,000, shall not exceed the sum of 75% of Cumulative Consolidated Net Income; provided that in calculating the amount of Investments under Section 7.3(j) in excess of $5,000,000 and Distributions for purposes of this subsection
         (b) only, the Quarterly Dividend shall be excluded and Distributions made prior to February 1, 1992 shall be excluded. Nothing herein contained shall be deemed in any way to restrict or prohibit Borrower's (x) retirement of any shares of its capital stock in exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary) of, other shares of its capital stock, or (y) purchase of its common stock where
         (1) the aggregate number of shares purchased from any one Person at any one time is less than 100 shares, (2) after giving effect to such purchase, such Person does not own any common stock of Borrower, and
         (3) the aggregate payment for all such common stock does not exceed $300,000 in any fiscal year."

         Section 2.4. Working Capital. Section 7.8 of the Original Agreement is hereby amended in its entirety to read as follows:

                 "Section 7.8. Working capital. The Related Persons shall not permit Consolidated Current Assets, minus Consolidated Current Liabilities to be less than Ten Million Dollars ($10,000,000) at any time except that (i) in each of year 1994 and year 1995, during the period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities shall not be less than Sixteen Million Dollars ($16,000,000) and (ii) in each year commencing 1996, during that period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities shall not be less than Twenty Five Million Dollars ($25,000,000). For purposes of this Section 7.8, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement which are required to be repaid within one year from the time of calculation."





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         Section 2.5. Borrower's Working Capital. Section 7.9 of the Original
Agreement is hereby amended in its entirety to read as follows:

                 "Section 7.9. Borrower's Working Capital. The Related Persons shall not, at any time, permit Consolidated Current Assets, minus Consolidated Current Liabilities to be less than Five Million Six Hundred Thousand Dollars ($5,600,000) except that (i) in each year commencing 1994, during the period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities shall not be less than Eleven Million Six Hundred Thousand Dollars ($11,600,000) and (ii) in each year commencing 1996, during the period from and including April 30 until but excluding the Private Placement Date, Consolidated Current Assets minus Consolidated Current Liabilities shall not be less than Twenty Million Six Hundred Thousand Dollars ($20,600,000). For purposes of this section only, the current assets and current liabilities of Montana and the Montana General Partners shall be excluded from the calculation of Consolidated Current Liabilities and Consolidated Current Assets. For purposes of this Section 7.9, Consolidated Current Liabilities will be calculated without including any payments of principal on the notes issued under the Private Placement Agreement which are required to be repaid within one year from the time of calculation."

                                  ARTICLE III.

                          CONDITIONS OF EFFECTIVENESS

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when, and only when, (i) Agent shall have received, at Agent's office, a counterpart of this Amendment executed and delivered by Borrower, each Guarantor, and each Lender, and (ii) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

                 (a) Secretary's Certificates. Agent shall have received, in form and substance satisfactory to Agent, certificates of the Secretary of Borrower and each Guarantor dated the date of this Amendment certifying that (i) the persons named as authorized signatories in prior Secretary's Certificates delivered to Agent (the "Prior Certificates") are authorized to sign this Amendment, (ii) the resolutions authorizing the execution of the Loan Documents that were attached to the Prior Certificates have not been amended, modified or revoked in any respect and are in full force and effect on the date hereof and (iii) that the charter documents of Borrower or such Guarantor attached to the





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         Prior Certificates have not been amended, modified or revoked in any respect and are in full force and effect on the date hereof.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties of Related Persons. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants as to itself and each other Related Person, and each other Related Person represents and warrants as to itself, to each Lender that:

                 (a)      The representations and warranties contained in
         Section 5.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

                 (b) Each of Borrower, each Guarantor and Montana is duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Each of Borrower, each Guarantor and Montana has duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of its obligations hereunder.

                 (c) The execution and delivery by each of Borrower, each Guarantor and Montana of this Amendment, the performance by such Person of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of any of its organizational documents, or of any material agreement, judgment, license, order or permit applicable to or binding upon it, or result in the creation of any lien, charge or encumbrance upon any assets or properties or any of its assets. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any of Borrower, any Guarantor or Montana of this Amendment or to consummate the transactions contemplated hereby.

                 (d) When duly executed and delivered, this Amendment will be a legal and binding obligation of Borrower, Guarantors and Montana enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.





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                                   ARTICLE V.

                                 MISCELLANEOUS

         Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document. Each Guarantor hereby consents to the provisions of this Amendment and the transactions contemplated herein, and hereby ratifies and confirms the Guaranty, and agrees that its obligations and covenants thereunder are unimpaired hereby and shall remain in full force and effect.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of each of Borrower, Guarantors and Montana herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower, any Guarantor or Montana hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Person under this Amendment and under the Credit Agreement.

         Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

         THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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         IN WITNESS WHEREOF, this Amendment is executed as of the
date first above written.


                                        HOLLY CORPORATION, a Delaware
                                          corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President, Treasurer and
                                            Controller


                                        NAVAJO REFINING COMPANY, a Delaware
                                          corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        NAVAJO PIPELINE CO., a New Mexico
                                          corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        NAVAJO HOLDINGS, INC., a New Mexico
                                          corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer





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                                        HOLLY PETROLEUM, INC., a Delaware
                                          corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        LEA REFINING COMPANY, a Delaware
                                          corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        NAVAJO WESTERN ASPHALT COMPANY, a
                                          New Mexico corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        MONTANA REFINING COMPANY, A
                                          PARTNERSHIP, a Montana general
                                          partnership


                                        By: Navajo Northern, Inc., its
                                            General Partner and a Nevada
                                            corporation


                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer





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                                        NAVAJO CRUDE OIL MARKETING COMPANY

                                        By: /s/ HENRY A. TEICHHOLZ
                                            -----------------------------------
                                            Henry A. Teichholz
                                            Vice President and Treasurer


                                        NATIONSBANK OF TEXAS, N.A.,
                                          as Agent


                                        By: /s/ E. MURPHY MARKHAM, IV
                                            -----------------------------------
                                            E. Murphy Markham, IV
                                            Senior Vice President


                                        NATIONSBANK OF TEXAS, N.A.

                                        By: /s/ E. MURPHY MARKHAM, IV
                                            -----------------------------------
                                            E. Murphy Markham, IV
                                            Senior Vice President

                                        BANQUE PARIBAS

                                        By: /s/ BARTON D. SCHOUEST
                                            -----------------------------------
                                            Barton D. Schouest
                                            Group Vice President

                                        By: /s/ MARK GREEN
                                            -----------------------------------
                                            Mark Green
                                            Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By: /s/ H. LOUIS BAILEY
                                            -----------------------------------
                                            H. Louis Bailey
                                            Director





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                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ A.S. NORSWORTHY
                                            -----------------------------------
                                            A.S. Norsworthy
                                            Assistant Agent





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